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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan of Photon Dynamics, Inc. of our report dated October 24, 1997 with respect to the consolidated financial statements of Photon Dynamics, Inc. incorporated by reference in the Annual Report on Form 10-KSB for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP
                                    -----------------------------

San Jose, California
April 29, 1998